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                                    EXHIBIT C

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               EMAGIN CORPORATION

                   a Delaware corporation (the "Corporation")



                                    ARTICLE I

                                     OFFICES

         Section 1.1. Registered Office. The registered office of the Corporation in the State of Delaware is located at the Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of Newcastle.

         Section 1.2. Principal Office. The principal office of the Corporation will be: eMagin Corporation, 2070 Route 52, Hopewell Junction, NY 12533 or at such other place as the Board of Directors may from time to time determine.

         Section 1.3. Other Offices. The Company may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Company may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 2.1. Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held within or without the State of Delaware or by means of remote communication within or without the State of Delaware, at such place and time as the Board of Directors may designate in the call or in a waiver of notice thereof for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting in accordance with applicable law and the Amended and Restated Certificate of Incorporation.

         Section 2.2. Special Meetings. Special Meetings of the stockholders may be called as set out in Article NINE of the Amended and Restated Certificate of Incorporation and at such times and at such place either within or without the State of Delaware as may be stated in the call or in a waiver of notice thereof.


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         Section 2.3. Notice of Meetings. Notice of the time, place and purpose of every meeting of stockholders shall be delivered personally or mailed not less than ten (10) days nor more than sixty (60) days previous thereto to each stockholder of record entitled to vote, at such stockholder's post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing by him or her to the Corporation for such purpose. If a stockholder has provided his or her electronic address to the Corporation, notice may be given in accordance with Section 232 of the Delaware General Corporation Law. Such further notice shall be given as may be required by law or by these By-Laws or by the Amended and Restated Certificate of Incorporation. Business transacted at any Special Meeting shall be expressly limited to the purposes stated in the notice calling such meeting.

         If a meeting of stockholders is adjourned for more than 120 days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, or if the date, time and place for the adjourned meeting is not announced prior to adjournment, then notice of the adjourned meeting of stockholders shall be given as in the case of any original meeting; otherwise, it is not necessary to give any notice of the adjourned meeting of stockholders other than by announcement at the meeting at which the adjournment is taken.

         A stockholder's attendance at a meeting constitutes a waiver by such stockholder of (a) objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the notice of the meeting, unless the stockholder objects to considering the matter before it is voted upon.

         Section 2.4. Quorum. The holders of record of at least a majority of the shares of the stock of the Corporation, issued and outstanding and entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by these By-Laws, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time until a quorum shall have been obtained.

         Section 2.5. Organization of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, if there be one, or if the Chairman of the Board is not present by such Officer or Director of the Corporation as may be designated in writing or by electronic means by the Chairman of the Board, or the Chief Executive Officer, or if the Chief Executive Officer is not present, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the Secretary of the Corporation's absence, an Assistant Secretary, shall act as Secretary of the meeting, if present.

         Section 2.6. Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting pursuant to Section 2.5 of this Article II (the "Presiding Person"). The Board of Directors may, to the extent not prohibited by law, adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Presiding Person over any


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meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Presiding Person, may to the extent not prohibited by law include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Presiding Person shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.

         Section 2.7. Voting. At each meeting of stockholders, except as otherwise provided by statute or the Amended and Restated Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock standing in his or her name on the records of the Corporation. Elections of Directors shall be determined by a plurality of the votes cast and, except as otherwise provided by statute, the Certificate of Incorporation, or these By-Laws, all other action shall be determined by a majority of the votes cast at such meeting. Each proxy to vote shall be in writing and signed by the stockholder or by such stockholder's duly authorized attorney. The Corporation shall have the right, but not the obligation, to request evidence of the authority of any person purporting to execute any proxy on behalf of any stockholder, such evidence to be reasonably satisfactory to the Corporation or the Inspectors of Election, if any are appointed pursuant to this Article.

         At all elections of Directors, the voting shall be by ballot or in such other manner as may be determined by the stockholders present in person or by proxy entitled to vote at such election. With respect to any other matter presented to the stockholders for their consideration at a meeting, stockholders entitled to vote and representing twenty-five percent (25%) or more of the votes entitled to be cast at such meeting may, on any question, demand a vote by ballot.

         Section 2.8. Stockholder's List. A complete list of the stockholders entitled to vote at each such meeting, arranged in alphabetical order, with the postal address of each, and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal office of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 2.9. Inspectors of Election. The Board of Directors in advance of any meeting of stockholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Presiding Person may, and on the request of any stockholder entitled to vote shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of his or her duties, shall take and sign an oath or affirmation faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to


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the best of his or her ability. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board of Directors shall be constituted as set out in the Amended and Restated Certificate of Incorporation.

         Section 3.2. Time and Place of Meetings; Notice. Meetings of the Board of Directors shall be held at such place either within or without the State of Delaware, as may from time to time be fixed by resolution of the Board, or as may be specified in the call or in a waiver of notice thereof. Meetings of the Board of Directors may also be effectuated by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other during the meeting. Participation by such means shall constitute presence in person at such meeting. Special meetings may be held at any time upon the call of the Chairman of the Board, if one be elected, or the Chief Executive Officer. Written notice may be by mail (in which case it shall be deemed received within five days after its deposit in the U.S. mail if mailed with first class postage), private carrier, personal delivery, telegraph, facsimile, or electronic mail or other electronic means and shall be effective when served not less than two business days before such meeting. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place at which such meeting was held. Any meeting may be held without notice, if all Directors are present, or if notice is waived in writing, either before or after the meeting, by those not present. For all purposes of these By-Laws a business day shall be any day other than a Saturday, Sunday or any day when banks in the States of New York are permitted or required to be closed.

         Section 3.3. Quorum; Majority Vote. Not less than majority of the members of the Board of Directors then holding office shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. A majority of the Directors present, even if less than a quorum, may adjourn a meeting and continue it at a later time. Notice of the adjourned meeting or the business to be transacted shall not be necessary. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

         Section 3.4. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee, an Audit Committee, a Compensation Committee and one or more other committees, each of which must have two (2) or more members and must be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, quorum and voting requirements as applied to the Board of Directors; provided, that to the extent that the Board of Directors is appointing a special committee to consider an extraordinary transaction, such


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committee may be comprised of less than two (2) members if fewer than two (2)
members are available or willing to serve on such committee. Each such Committee, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors in the management of the Corporation, except no such committee shall have the authority to: (a) authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (b) approve or propose to stockholders action which the Delaware General Corporation Law requires to be approved by stockholders; (c) fill vacancies on the Board of Directors or any of its committees; (d) amend the Amended and Restated Certificate of Incorporation; (e) adopt, amend or repeal the By-Laws; (f) approve a plan of merger not requiring stockholder approval; or (g) authorize or approve the issuance or sale or contract for the sale of shares of the Corporation, or determine the designation and relative rights, preferences and limitation on a class or series of shares, except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation to do so within limits specifically prescribed by the Board of Directors.

         A majority of the full Board shall have power at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.

         Section 3.5. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee. Signed consent by facsimile shall constitute prima facie evidence of written consent.

         Section 3.6. Compensation. The Board of Directors may determine, from time to time, the amount of compensation which shall be paid to its members. The Board of Directors shall also have power, in its discretion, to allow a fixed sum and to pay expenses, if any, for attendance at each regular or special meeting of the Board, or of any committee of the Board. In addition, the Board of Directors shall also have power, in its discretion, to provide for and pay to Directors rendering services to the Corporation not ordinarily rendered by Directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

         Section 3.7. Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board or the Secretary.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1. Titles and Election. The officers of the Corporation chosen by the Board shall be a Chief Executive Officer (who shall either be the Chairman of the Board or the President), a Treasurer and a Secretary. The Board of Directors may elect a Chairman of the Board from among its members who, when present, shall preside at all meetings of the Board of Directors and who shall have such other powers as the Board may determine. Officers may also include a


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President, one or more Vice Presidents, Assistant Secretaries, Assistant
Treasurers and such other officers and agents as the Board of Directors shall deem necessary, and may define their powers and duties. Any number of offices may be held by the same person.

         Section 4.2. Terms of Office. Officers shall hold office until their successors are chosen and qualify or until such officer's earlier death, incapacity, resignation or removal. Officers of the Corporation shall be appointed by the Board of Directors provided that the Board of Directors may authorize a duly appointed officer to appoint one or more other officers and assistant officers, other than appointment of the Chief Executive Officer, the Chairman of the Board or the President.

         Section 4.3. Removal. Any officer may be removed, either with or without cause, at any time, by a written resolution adopted by a two-thirds majority of the full Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4.4. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer or to the Secretary. Such resignation shall be without prejudice to the contract rights, if any of the person resigning, shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4.5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the Directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred.

         Section 4.6. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders, and the Chairman shall have and perform such other duties as from time to time may be assigned to the Chairman by the Board of Directors.

         Section 4.7. Chief Executive Officer. If there is a Chairman of the Board and the Board of Directors designates the Chairman of the Board as the Chief Executive Officer, then the Chairman of the Board shall be the Chief Executive Officer of the Corporation. Otherwise, the President shall be the Chief Executive Officer of the Corporation. Subject to the direction and control of the Board of Directors the Chief Executive Officer shall supervise and control the management of the Corporation, shall appoint and discharge employees and agents of the Corporation, fix their compensation and shall have the duties and authority normally incident to the position of chief executive officer of a corporation and such other duties and authority as may be prescribed by the Board of Directors or as provided for elsewhere in the By-Laws.

         Section 4.8. President. Unless there is appointed a Chairman of the Board who is also designated the Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation and shall have all of the duties and authority of that office. If the President is not the Chief Executive


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Officer, then the President shall have the duties and authority as authorized by the Board of Directors.

         Section 4.9. Vice Presidents. The Vice President, and if there be more than one, the Executive Vice President or other Vice President designated by the Board of Directors shall, in the absence or disability of the President, have the authority and perform the duties of said office. In addition, each Vice President shall perform such other duties and have such other powers as are normally incident to the office of Vice President or shall be prescribed by the Chief Executive Officer or the Board of Directors.

         Section 4.10. Secretary. The Secretary shall have the responsibility and authority to maintain and authenticate the records of the Corporation and shall keep, or cause to be kept, accurate records of the acts and proceedings of all meeting of stockholders, directors and Committees. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors and Committees thereof.. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it shall be attested by the signature of the Secretary, or an Assistant Secretary who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the stock records and all other books, records and papers of the Corporation (other than financial), shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed and shall perform such other duties as may be prescribed by the Board of Directors.

         Section 4.11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Directors whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

         Section 4.12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and Assistant Treasurers, if any, shall, in the absence or disability of the Secretary or Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall in general perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Board of Directors.

         Section 4.13. Delegation of Duties. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director.


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                                    ARTICLE V

                                 INDEMNIFICATION

         Section 5.1. Actions by Others. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director or an officer of the Corporation and (2) except as otherwise required by Section 5.3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 5.2. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 5.3. Successful Defense. To the extent that it is determined by a final judicial determination that a person who is or was a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section


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5.1 or Section 5.2 of this Article, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 5.4. Specific Authorization. Any indemnification under Section
5.1 or Section 5.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 5.1 and 5.2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 5.5. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount if it shall ultimately be finally judicially determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Article.

         Section 5.6. Right of Indemnity Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 5.7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

         Section 5.8. Invalidity of Any Provisions of This Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.


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                                   ARTICLE VI

                         SHARE CERTIFICATES; RECORD DATE

         Section 6.1. Certificates for Shares. Certificates representing shares of the Corporation shall be issued and evidenced by certificates for shares of stock in such form as the Board of Directors shall determine to every stockholder for the fully paid shares owned by him or her. The certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe. Where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or registered by a registrar other than the Corporation or its employee, the signature of any such officer may be a facsimile signature. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 6.2. Transfer of Shares. The shares of stock of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

         Section 6.3. Record Dates. The Board of Directors may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such distribution or allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

         A determination of stockholders entitled to notice of or to vote at a stockholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.


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         Section 6.4. Lost Certificates. In the event that any certificate of stock is lost, stolen, destroyed or mutilated, the Board of Directors may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner to make an affidavit or affirmation setting forth such facts as to the loss, destruction or mutilation as it deems necessary, and at its discretion may require said owner to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

                                   ARTICLE VII

                               CHECKS AND DEPOSITS

         Section 7.1. Checks, Notes, Other Financial Instruments. All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the Chief Executive Officer, Chief Financial Officer or Treasurer and may also be signed by such other officer or officers, agent or agents, as shall be authorized from time to time by the Chief Executive Officer or the Board of Directors.

         Section 7.2. Deposits. All funds of the Corporation not otherwise employed or invested shall be deposited to the credit of the Corporation in such depositories as the Board of Directors may direct.

                                  ARTICLE VIII

                               RECORDS AND REPORTS

         Section 8.1. General. The Corporation shall keep all records and submit and file all reports and filings as are required by applicable law. Unless the Board of Directors or the Chief Executive Officer otherwise directs, the Treasurer or, if named, the Chief Financial Officer shall be responsible for keeping, or causing to be kept, all financial and accounting records of the Corporation and for submitting or filing, or causing to be submitted or filed, all reports and filings of a financial or accounting nature, and the Secretary shall be responsible for keeping, or causing to be kept all other records and for submitting or filing, or causing to be submitted or filed, all other reports or filings.

         Section 8.2. Financial Statements. There shall be kept at such place of office of the Corporation as the Board of Directors shall determine, within or without the State of Delaware, in electronic or written form, correct books and records of account of all its business and transactions, minutes of the proceedings of its stockholders, Board of Directors and committees. There shall also be kept the stock book, containing the names and addresses of the stockholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board of Directors may from time to time determine.


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

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless otherwise determined by the Board of Directors.

         Section 9.2 Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board of Directors.

         Section 9.3 Voting of Stock. Unless otherwise specifically authorized by the Board of Directors, all stock owned by the Corporation, other than stock of the Corporation, shall be voted, in person or by proxy, by the Chief Executive Officer, President or any Vice President of the Corporation on behalf of the Corporation.

         Section 9.4 Copies of Resolutions. Any person dealing with the Corporation may rely upon a copy of any of the records, of the proceedings, resolution or votes of the Board of Directors or stockholders when certified by the Chief Executive Officer, President or Secretary.

         Section 9.5 Rules of Order. The rules contained in the most recent edition of Robert's Rules of Order shall govern all meetings of stockholders and directors where those rules are not inconsistent with the Amended and Restated Certificate of Incorporation, By-Laws or other rules of order of the Corporation.

                                    ARTICLE X

                                   AMENDMENTS

         Section 10.1 Amendments of By-Laws. The vote of the holders of at least two-thirds of the shares of stock of the Corporation, issued and outstanding and entitled to vote, shall be necessary at any meeting of stockholders to amend or repeal these By-Laws or to adopt new by-laws. These By-Laws may also be amended or repealed, or new By-Laws adopted, at any meeting of the Board of Directors by the vote of at least two-thirds of the entire Board; provided that any by-law adopted by the Board may be amended or repealed by the stockholders in the manner set forth above.

         Any proposal to amend or repeal these By-Laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board of Directors or the stockholders, or in the waiver of notice thereof, as the case may be, unless all of the Directors or the holders of record of all of the shares of stock of the Corporation, issued and outstanding and entitled to vote, are present at such meeting.


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